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                                                                    Exhibit 5.2



                                                   Direct  Dial: (416) 862-6458
                                                     Our Matter Number: 1039650



September 18, 2003


Inco Limited
145 King Street West, Suite 1500
Toronto, Ontario
M5H 4B7

Dear Sirs:

Re:      Registration Statement on Form F-9 for Inco Limited

We have acted as Canadian counsel to Inco Limited (the "Company") in connection with the registration statement on Form F-9 (the "Registration Statement") being filed today by the Company with the Securities and Exchange Commission under the United States Securities Act of 1933, as amended.

We know that we are referred to under the headings "Enforceability of Certain Civil Liabilities", "Description of Debentures - Enforceability of Judgments", "Certain Income Tax Considerations - Certain Canadian Federal Income Tax Considerations" and "Validity of the Debentures" in the prospectus forming a part of the Registration Statement and we hereby consent to such use of our name and opinions in the Registration Statement.

Yours very truly,


/s/ OSLER, HOSKIN & HARCOURT LLP

JG